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                                                                       Exhibit 5
                                                                       ---------

                                       May 6, 1996



Leggett & Platt, Incorporated
No. 1--Leggett Road
Carthage, MO 64836

     Re:   Form S-3 Registration Statement

Gentlemen:

     As Assistant General Counsel, Managing Director of the Legal Department, of Leggett & Platt, Incorporated (the "Company"), I have acted on its behalf in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement") relating to 5,189,143 shares of the Company's Common Stock, $.01 par value (the "Shares"), and the Preferred Stock Purchase Rights (the "Rights") attached to the Shares, to be sold by the Selling Shareholders described therin.

     In this connection, I have examined the following documents:

     (i)     Copy of the Restated Articles of Incorporation of the Company;

     (ii)    Copies of the Bylaws of the Company, as amended to date;

     (iii) Minutes of the meetings of the Board of Directors and Shareholders of the Company; and

     (iv)    The Registration Statement and all exhibits thereto.

     I have also examined such other documents as I deemed necessary to the expression of the opinion contained herein.

     Based upon the foregoing, I am of the opinion that:

     (1) The Company has been duly organized, validly existing and in good standing under the laws of the State of Missouri.

     (2) The Company has an authorized capitalization as set forth in the Registration Statement;

     (3) The issue by the Company of the Shares and the Rights to the Selling

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             Shareholders has been duly and validly authorized by necessary corporate action;

     (4) The Shares and the Rights to be sold by the Selling Shareholders pursuant to the Registration Statement upon the effectiveness of the Merger referenced in the Registration Statement will be validly issued and fully paid and nonassessable.

     I hereby consent to the use of my name in the Registration Statement and in the related Prospectus and to the use of this opinion as Exhibit 5 to the Registration Statement.

                                       Sincerely,


                                       LEGGETT & PLATT, INCORPORATED


                                       /s/ Ernest C. Jett
                                       Ernest C. Jett
                                       Vice President
                                       Managing Director, Legal Department

ECJ/lab